As filed with the Securities and Exchange Commission on April 6, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMTOTAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1808 North Shoreline Boulevard Mountain View, California 94043 Telephone Number: (650) 934-9500	42-1607228
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

SumTotal Systems, Inc. 2004 Equity Incentive Plan

SumTotal Systems, Inc. 1999 Employee Stock Purchase Plan

(Full Title of the Plans)

Erika Rottenberg, Esq.

Senior Vice President, General Counsel and

Secretary

SumTotal Systems, Inc.

1808 North Shoreline Boulevard

Mountain View, California 94043

(650) 934-9500

(Name, Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	4,302,059 shares	$4.97	$21,381,233.23	$2287.79
	1,800,000 shares	$4.47	$8,046,000.00	$860.92
Total	6,102,059 shares			$3148.71

(1)	Represents (a) 4,302,059 shares of common stock, par value $0.001 per share (“Common Stock”) of SumTotal Systems, Inc. (the “Company” or the “Registrant”) under the SumTotal Systems, Inc. 2004 Equity Incentive Plan and (b) 1,800,000 shares of Common Stock under the SumTotal Systems, Inc. 1999 Employee Stock Purchase Plan, as amended (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of Common Stock that become available under the foregoing plans in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares of common stock are converted or exchanged.
(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act based upon the average of the high and low prices for the Registrant’s Common Stock, par value $0.001 per share on April 4, 2006 as reported by the Nasdaq National Market, which was $4.97. The SumTotal Systems, Inc. 1999 Employee Stock Purchase Plan, as amended, establishes a purchase price equal to 90% of the fair market value of the Registrant’s common stock. As to the 1,800,000 shares being registered under this plan, the price for the shares is based upon 90% of the average of the high and low price per share of the Registrant’s Common Stock on the Nasdaq National Market on April 4, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 28, 2006.

2.	The Registrant’s current reports on Form 8-K filed with the Commission on February 13, 2006, March 13, 2006 and March 15, 2006, excluding any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

3.	The description of the Common Stock set forth under the caption “Description of Newco Capital Stock Following the Transaction” in the Registrant’s Registration Statement on Form S-4 filed with the Commission on November 17, 2003 and as amended on January 6, 2004, January 29, 2004 and February 11, 2004.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof for the date of filing of such documents.

Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement, provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

The Registrant’s Exchange Act file number with the Commission is 000-50640.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Registrant’s amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the directors derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that Registrant will indemnify its directors and executive officers and other corporate agents to the fullest extent permitted by law. Registrant’s bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification.

Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Registrant, arising out of such person’s services as a director or executive officer of Registrant, any subsidiary of Registrant or any other company or enterprise to which the person provided services at Registrant’s request. Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limited liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against Registrant’s directors and officers, even though a derivative action, if successful, might otherwise benefit Registrant and Registrant’s stockholders. Moreover, a stockholder’s investment in Registrant may be adversely affected to the extent Registrant pays the costs of settlement or damage awards against Registrant’s directors and officers under these indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Form 8-K as filed with the Commission on March 19, 2004 (Commission file number 000-50640)

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Form 8-K as filed with the Commission on March 19, 2004 (Commission file number 000-50640)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	SumTotal Systems, Inc. 2004 Equity Incentive Plan, incorporated by reference to Exhibit 10.4 to Form 10-K as filed with the Commission on March 28, 2006 (Commission file number 000-50640)

10.2	Form of Stock Option Agreement under the SumTotal Systems, Inc. 2004 Equity Incentive Plan

10.3	SumTotal Systems, Inc. 1999 Employee Stock Purchase Plan, as amended

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP

23.3	Consent of KPMG LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 5th day of April, 2006.

SUMTOTAL SYSTEMS, INC.
(Registrant)

By:	/s/ Erika Rottenberg
Name:	Erika Rottenberg
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Donald E. Fowler and Erika Rottenberg, each of them severally as his lawful attorneys-in-fact and agents, or each acting alone, with full powers of substitution and resubstitution, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Donald E. Fowler Donald E. Fowler	Chief Executive Officer (Principal Executive Officer), Director	April 5, 2006

/s/ Neil J. Laird Neil J. Laird	Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2006

/s/ Kevin Oakes Kevin Oakes	Director	March 28, 2006

/s/ Jack L. Acosta Jack L. Acosta	Director	March 28, 2006

/s/ Vijay Vashee Vijay Vashee	Director	April 4, 2006

/s/ John Coné John Coné	Director	March 29, 2006

/s/ Ali R. Kutay Ali R. Kutay	Director	March 30, 2006

/s/ Sally Narodick Sally Narodick	Director	March 29, 2006

/s/ Stephen Thomas Stephen Thomas	Director	April 4, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Form 8-K as filed with the Commission on March 19, 2004 (Commission file number 000-50640)

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Form 8-K as filed with the Commission on March 19, 2004 (Commission file number 000-50640)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	SumTotal Systems, Inc. 2004 Equity Incentive Plan, incorporated by reference to Exhibit 10.4 to Form 10-K as filed with the Commission on March 28, 2006 (Commission file number 000-50640)

10.2	Form of Stock Option Agreement under the SumTotal Systems, Inc. 2004 Equity Incentive Plan

10.3	SumTotal Systems, Inc. 1999 Employee Stock Purchase Plan, as amended

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP

23.3	Consent of KPMG LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)